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                                                                     EXHIBIT 4.6


                          TOREADOR ROYALTY CORPORATION

                      NONSTATUTORY STOCK OPTION AGREEMENT

       THIS AGREEMENT is made and entered into as of the 24th day of May, 1991, between Toreador Royalty Corporation, a Delaware Corporation (the
"Corporation"), and ________________ (the "Director") in connection with the grant of a Nonstatutory Option (hereinafter defined).

                              W I T N E S S E T H:

       WHEREAS, subject to and upon the terms and conditions of this Agreement, the Board of Directors of the Corporation has determined that it is desirable to grant an option to the Director, who currently serves as a director of the Corporation but is not employed by the Corporation or any of its affiliates;

       NOW, THEREFORE, the parties agree as follows:

       1.0 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

       1.1 "Affiliates" shall mean (a) any Corporation, other than the Corporation, in an unbroken chain of Corporations ending with the Corporation if each of the Corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       1.2 "Board of Directors" shall mean the board of directors of the Corporation.

       1.3    "Code" shall mean the Internal Revenue Code of 1986, as amended.

       1.4 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       1.5 "Nonstatutory Option" shall mean a stock option that is not intended to be or is not denominated as an incentive stock option (within the meaning of Section 422A of the Code).

       1.6 "Securities Act" shall mean the Securities Act of 1933, as amended.

       1.7 "Stock" shall mean the Corporation's authorized $.15625 par value common stock together with any other securities with respect to which Options granted hereunder may become exercisable.

       2.0 Grant of Nonstatutory Option. The Corporation hereby grants to the Director the option to purchase, as hereinafter set forth, 10,000 shares of common stock of the Corporation at the price of $3.625 per share, for a period commencing on the date of the annual meeting of stockholders in 1992 and terminating on the first to occur of (i) the expiration of ten (10) years from the date of this Agreement and (ii) the date on which the Director's service as a director of the Corporation terminates for any reason; provided that the number of shares purchasable hereunder in any period or periods of time during which the option evidenced hereby is exercisable shall be limited as follows:

              (a) 3,400 shares are purchasable, in whole at any time or in part from time to time, commencing on the date of the annual meeting of stockholders in 1992, if the Director serves as a director until that date;
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              (b)    an additional 3,300 shares are purchasable, in whole at
any time or in part from time to time, commencing on the date of the annual meeting of stockholders in 1993, if the Director serves as a director until that date; and

              (c) an additional 3,300 shares are purchasable, in whole at any time or in part from time to time, commencing on the date of the annual meeting of stockholders in 1994, if the Director serves as a director until that date.

       3.0 Notice of Exercise. This Nonstatutory Option may be exercised in whole or in part, from time to time, in accordance with Paragraphs 2.0 and 9.0, by written notice to the Corporation at the address provided in Paragraph 12.0, which notice shall:

              (a) specify the number of shares of Stock to be purchased and the exercise price to be paid therefor;

              (b) if the person exercising this Nonstatutory Option is not the Director himself, contain or be accompanied by evidence satisfactory to the Board of Directors of such person's right to exercise this Nonstatutory Option; and

              (c) be accompanied by (i) payment in full of the purchase price in the form of a certified or cashier's check to the order of the Corporation, (ii) with the consent of the Board of Directors, payment in the form of shares of Stock owned by the Director for at least six months and which are at least equal in value to the aggregate exercise price payable in connection with such exercise, (iii) with the consent of the Board of Directors, a combination of (i) and (ii).

       4.0 Agreement of Director Regarding Directorship. The Director hereby agrees to continue to serve the Corporation as a director until at least the date of the annual meeting of stockholders in 1992.

       5.0 Investment Letter. The Director agrees that the shares of Stock acquired on exercise of this Nonstatutory Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or other applicable securities laws. If the Board of Directors so determines, any Stock certificates issued upon exercise of this Nonstatutory Option shall bear a legend to the effect that the shares have been so acquired. The Corporation may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Nonstatutory Option or any shares of Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the shares of Stock shall be inoperative if (a) the Corporation previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable securities laws or (b) the shares of Stock shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If this Nonstatutory Option, or the shares of Stock subject to this Nonstatutory Option, are so registered under the Securities Act, the Director agrees that he will not make a public offering of the said shares except on a national securities exchange on which the Stock of the Corporation is then listed.

       6.0 Transfer and Exercise of Nonstatutory Option. This Nonstatutory Option shall not be transferable except by will or by the laws of descent and distribution. During the Director's lifetime this Nonstatutory Option may be exercised only by him. No assignment or transfer of this Nonstatutory Option, whether voluntary or involuntary, by operation of law of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Nonstatutory Option.





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       7.0    Status of Director.  The Director shall not be deemed to be a stockholder of the Corporation with respect to any of the shares of Stock subject to this Nonstatutory Option, except to the extent that such shares shall have been purchased and transferred to him. The Corporation shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Nonstatutory Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

       8.0 No Effect on Capital Structure. This Nonstatutory Option shall not affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

       9.0    Premature Expiration of Nonstatutory Option.

              (a) Termination of Directorship - General. If Director ceases to be a director of the Corporation and its Affiliates because the Director voluntarily resigns, the Director shall have the right for three (3) months after such termination to exercise this Nonstatutory Option with respect to that portion hereof that has become exercisable pursuant to this Agreement as of the date of such removal or resignation, and thereafter this Nonstatutory Option shall terminate and cease to be exercisable; provided, however, that if the Director ceases to be a director of the Corporation on account of fraud, dishonesty or other acts detrimental to the Corporation or any Affiliate, the portion, if any, of this Nonstatutory Option that remains unexercised, including that portion, if any, that pursuant to this Agreement is not exercisable, at the time of the Director's removal shall immediately terminate and cease to be exercisable as of such time.

              (b) Termination of Directorship - Disability. If the Director resigns or is removed from his position as a director of the Corporation and by reason of disability (as defined in section 22(e) (3) of the Code), the Director shall have the right for twelve (12) months after the date of such removal or resignation by reason of disability, to exercise this Nonstatutory Option to the extent this Nonstatutory Option is exercisable on the date of such resignation or removal, and thereafter this Nonstatutory Option shall terminate and cease to be exercisable.

              (c) Termination of Directorship - Death. If the Director dies while a director of the Corporation, this Nonstatutory Option shall be exercisable by the Director's legal representatives, legatees, or distributees for twelve (12) months following the date of the Director's death to the extent this Nonstatutory Option is exercisable on the Director's date of death, and thereafter this Nonstatutory Option shall terminate and cease to be exercisable.

       10.0 Adjustments Upon Changes in Capitalization Merger, Etc. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving Corporation, the number and class of shares subject to this Nonstatutory Option and the exercise price of this Nonstatutory Option shall be automatically adjusted to accurately and equitably reflect the effect thereupon of such change, provided that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Board of Directors shall be conclusive. The number of shares subject to this Nonstatutory Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 10.0.

A dissolution or liquidation of the Corporation; a sale of all or substantially all of the assets of the Corporation where it is contemplated that within a reasonable period of time thereafter the Corporation will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of the Corporation; a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving Corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the





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stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving Corporation (or survives only as a subsidiary of another Corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction); or a transaction in which another Corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation shall cause this Nonstatutory Option to terminate, but the Director shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise this Nonstatutory Option, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to Paragraph 2.0 if (and only if) this Nonstatutory Option has not at that time expired or been terminated. Such acceleration of exercisability shall not apply to this Nonstatutory Option if any surviving or acquiring Corporation agrees to assume this Nonstatutory Option in connection with the merger, consolidation, or transaction.

       11.0 Board of Directors Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 10.0 of this Agreement, and any controversy which may arise under this Agreement shall be determined by the Board of Directors in its sole discretion.

       12.0 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or the Director may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Director specify their respective addresses as set forth below:



       Corporation:                Toreador Royalty Corporation
                                   730 Hartford Building
                                   400 North St. Paul
                                   Dallas, Texas 75201

       Director:
                                   ----------------------------
                                   Toreador Royalty Corporation
                                   730 Hartford Building
                                   400 North St. Paul
                                   Dallas, Texas 75201


       13.0 Governing Law. The provisions of this Agreement shall be governed by the contract law of the State of Texas.

       14.0 Amendment. This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by the Corporation and the Director or, in the case of a waiver, by the party waiving compliance; provided, however, the Corporation may not, without the approval of the stockholders of the Corporation, make any amendment or effect any waiver that operates (i) to increase the number of shares covered hereby or decrease the purchase price hereunder (other than as provided in Paragraph 10.0 hereof),
(ii) to extend the term of the option or (iii) otherwise to materially increase the benefits accruing to the Director.

       15.0 Effective Date. The option and rights granted herein are conditional on and shall be of no force or effect, and no option shall be exercised, unless and until (i) approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation at a meeting of stockholders held within one (1) year of the date hereof and (ii) receipt by the Corporation of a favorable no-action





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response, satisfactory to counsel for the Corporation, from the staff of the
Securities and Exchange Commission to the Corporation's position to the effect that (a) this Agreement meets the requirements of Rule 16b-3, as in effect prior to the amendments thereto which became effective May 1, 1991 ("Rule 16b-a"), promulgated by the Securities and Exchange Commission under the Exchange Act and (b) the Director's receipt of the option and rights herein granted will not prohibit the Director from being a "disinterested person" within the meaning of Rule 16b-3 with respect to the Corporation's 1990 Stock Option Plan.

       IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Director has hereunto set his hand on the day and year first above written.



                                           TOREADOR ROYALTY CORPORATION



                                           By:
                                                  -----------------------------
                                                  Peter R. Vig,
                                                    Chairman of the Board




                                           ------------------------------------
                                           Director






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